                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Registration Statement on Form S-4 of our reports dated February 27, 1997 relating to the financial statements of Lintel NV and Digipass SA/Digiline SA as of December 31, 1995 and for the two years ended which appear therein. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                          /s/ PRICE WATERHOUSE AND PARTNERS
                                          PRICE WATERHOUSE AND PARTNERS

Brussels, Belgium
September 12, 1997